[Letterhead of Law Offices of Dan Brecher]


                                                              December 15, 2000

Famous Fixins, Inc.
250 West 57th Street, Suite 1112
New York, New York 10107

Ladies and Gentlemen:

     We have acted as counsel to Famous Fixins, Inc., a New York corporation (the "Company"), in connection with the registration of 300,500,000 shares of the Company's common stock, par value $.001 per share (the "Shares") issuable upon the future issuance of shares of common stock under a common stock purchase agreement providing for an equity line of credit and under warrants issued or to be issued in the future in connection with the equity line of credit, pursuant to a Registration Statement on Form SB-2 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933 on or about the date of this letter. We are informed that such Shares will be sold from time to time by the selling stockholders named in the Registration Statement (the "Selling Stockholders") in accordance with the procedures stated therein.

      As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that when issued and paid for in connection with the equity line of credit and in connection with the exercise of warrants issued or to be issued in connection with the equity line of credit, in accordance with the terms of the common stock purchase agreement and the warrants agreements, the Shares will be validly issued, fully paid and nonassessable, subject to shareholder approval authorizing an increase in the Company's authorized capital to the extent that the Company's authorized capital is insufficient to issue the Shaares, in whole or in part, under a common stock purchase agreement

      We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                    /s/ Law Offices of Dan Brecher
                                    Law Offices of Dan Brecher